Sub-Item 77K


                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                    AIM GROWTH SERIES (INVESCO GROWTH SERIES)

              INVESCO VAN KAMPEN ASSET ALLOCATION CONSERVATIVE FUND
                 INVESCO VAN KAMPEN ASSET ALLOCATION GROWTH FUND
                INVESCO VAN KAMPEN ASSET ALLOCATION MODERATE FUND
                         INVESCO VAN KAMPEN LEADERS FUND



The Funds are new funds that were formed to acquire the assets and liabilities of predecessor funds in a shell fund reorganization (the "Reorganization"). PricewaterhouseCoopers LLP ("PWC") was appointed as the independent registered public accounting firm of the Funds for the fiscal year ended December 31, 2010.

The predecessor funds' financial statements were audited by a different independent registered public accounting firm (the "Prior Auditor").

Effective June 1, 2010, the Prior Auditor resigned as the independent registered public accounting firm of the predecessor funds. The Prior Auditor's report on the financial statements of the Funds for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period the Prior Auditor was engaged, there were no disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with its report.


(Letter dated November 29, 2010 from Ernst and Young LLP is attached as Attachment A to this exhibit.)

ATTACHMENT A
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Sub-item 77K of Form N-SAR dated November 29, 2010, of Invesco Van Kampen Asset Allocation Conservative Fund, Invesco Van Kampen Asset Allocation Growth Fund, Invesco Van Kampen Asset Allocation Moderate Fund, and Invesco Van Kampen Leaders Fund, and are in agreement with the statements contained in paragraphs 3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,
/s/ Ernst & Young LLP